SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 9, 2006

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2006, Hooper Holmes, Inc. (the “Company”) and James Calver (“Mr. Calver” or the “Employee”) entered into an Employment Agreement (the “Agreement”). Under the terms of the Agreement the Company will employ Mr. Calver in the position of President and Chief Executive Officer, effective on January 16, 2006. He has also been elected a Director of the Company, effective on the same day. The term of the Agreement is for a period of two (2) years beginning January 16, 2006 and ending January 15, 2008, provided that unless either party gives not less than twelve (12) months advance notice of termination to the other, employment shall automatically continue after January 15, 2008. The Compensation Committee may review this Agreement annually to determine if it continues to meet the Company’s objectives.

Under the terms of the Agreement Mr. Calver will receive the following compensation:

•	A base salary of $400,000 annually.

•	An annual incentive compensation of up to $400,000 annually upon meeting certain performance benchmarks as established by the Board of Directors, except that, for the first year of employment this $400,000 incentive compensation is guaranteed, and will be paid in four equal quarterly installments at the end of each quarter.

•	Options to purchase one hundred thousand (100,000) shares of common stock of the Company under the existing Company stock option plans.

In addition, Mr. Calver will receive the standard benefits offered to other senior executives, including health and dental insurance, life, disability and travel accident Insurance, Company contribution to a 401k Retirement Plan, and the use of an automobile leased by the Company.

Mr. Calver will also be reimbursed for his costs incurred in moving his family to Basking Ridge, New Jersey pursuant to the Company’s Relocation Assistance Program.

Mr. Calver will be provided the use of the Company’s condominium in Basking Ridge, New Jersey, free of charge until he moves his family to Basking Ridge.

The conditions for termination of the Agreement are as follows:

•	Either the Company or Mr. Calver may terminate the Agreement, effective anytime on or after January 15, 2008, by providing no less than twelve (12) months advance written notice to the other party.

•	If the Company terminates Mr. Calver’s employment without cause at any time after January 15, 2007, the Company will continue to pay Mr. Calver’s salary, and any incentive compensation to which he would otherwise be entitled, and employee benefits for a period of one year after giving notice of such termination.

•	The Agreement shall terminate upon the death of Mr. Calver and the Company may terminate the Agreement upon the disability of Mr. Calver, disability being defined as an inability of Mr. Calver to perform his duties under the Agreement for an aggregate period of twelve (12) weeks in any calendar year because of physical or mental disability, with such determination being made by a physician satisfactory to both parties.

•	The Company may terminate Mr. Calver’s employment for cause only upon the occurrence of the following events:

•	Any conduct by the Employee involving dishonesty, fraud, forgery or theft involving the Company or the Employee’s employment with the Company.

•	Employee’s continued violation of a material policy of the Company for a period of thirty (30) days after Employee’s receipt of a written notice specifying the nature of such violation from the Company.

•	Employee being under the influence of or in the unlawful possession of alcohol or drugs while on duty, while on Company property, while on the property of a customer, while operating a Company owned, leased, or rented vehicle, or while pursuing Company business in the employee’s privately owned vehicle.

•	Employee’s conviction of a crime involving dishonesty or moral turpitude.

•	Employee’s material failure to perform his duties for a period of thirty (30) days after having received a written notice specifying such failure from the Company.

•	Gross misconduct by the Employee in connection with performance of his duties hereunder for a period of thirty (30) days after having received a written notice specifying the nature of such misconduct from the Company.

•	Employee’s continued material breach of any of his obligations under this Agreement for a period of thirty (30) days after having received a written notice specifying the nature of such material breach from the Company.

•	The Agreement will automatically terminate, except for its confidentiality and non-compete provisions, if Employee’s Retention Agreement discussed below becomes effective.

Under the Agreement, Mr. Calver agrees to keep confidential the Company’s confidential and proprietary information, including, but not limited to, client and customer lists, revenue and profit information, and business procedures (“Confidential Information”) and not to disclose any Confidential Information to any third parties, or make use of such Confidential Information for his own benefit. He also agrees that during his term of employment under the Agreement, and for a period of one (1) year after the termination of his employment with the Company, he will not compete anywhere in the United States or the United Kingdom, either directly or indirectly, with the Company or its subsidiaries in the business of providing services to the insurance industry or any other services provided by the Company or its subsidiaries during the term of his employment.

The Agreement also required the Company to enter into an employee retention agreement (a “Retention Agreement”) with Mr. Calver and the parties have done so. The Retention Agreement, which was dated as of January 11, 2006, contains the following terms.

The Retention Agreement becomes effective upon a “Change in Control,” defined to occur or be deemed to occur upon:

•	any “person,” as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly by the Company’s stockholders in substantially the same proportion as their ownership of stock of the Company, or the John J. King Trust or its trustees) becoming the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

•	the Company’s incumbent directors’ ceasing to constitute at least a majority of the Board;

•	the Company’s shareholders approving a merger or consolidation of the Company with any other corporation, other than a transaction which would result in the voting securities of the Company outstanding prior to the transaction continuing to represent more than 50% of the combined voting power of the Company or the surviving entity following the transaction or if such transaction resulted in a recapitalization of the Company in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

•	the Company’s shareholders approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event of a Change in Control, the Company agrees to continue Mr. Calver’s employment for a period of one year from the effective date of the Change in Control. If, however, Mr. Calver’s employment is terminated prior to the occurrence of a Change in Control and it is reasonably demonstrated that the termination either (1) was at the request of the party who has taken steps to effect a Change in Control, or (2) otherwise was in connection with or anticipation of a Change in Control, then the effective date shall be the date immediately prior to his termination, such that the employment period shall run for the one-year period from the day preceding such termination.

During the one-year employment period, Mr. Calver’s position, authority, duties and responsibilities are to be at least commensurate with the most significant of those held at any time during the 90-day period immediately prior to the effective date of the Change in Control. Further, he is entitled to: (i) a base salary at least equal to his highest base salary during the 12-month period immediately preceding the effective date; (ii) an annual bonus, payable in cash, equal to at least the greater of the guaranteed bonus to which he is entitled under any contractual arrangement or the highest bonus which he received during the three years preceding the effective date; (iii) participate in the Company’s SERP benefit, and all other incentive, savings and retirement plans; and (iv) other fringe benefits, reimbursement of expenses, vacation and indemnification.

If, during the employment period, the Company terminates Mr. Calver’s employment (other than for cause, disability or death) or Mr. Calver terminates his employment for any reason (which he may do during a 30-day window period commencing nine months after the effective date of the Change in Control), the Company is obligated to pay to Mr. Calver a lump sum payment in cash (such payment to be made within 30 days after the date of termination) equal to the aggregate of:

(a)	to the extent unpaid, his highest base salary (as defined in the agreement) through the date of termination;

(b)	a pro rata portion (i.e., for the portion of the current fiscal year in which he was employed) of the higher of his (i) annual bonus paid or payable for the last full fiscal year, or (ii) the annual bonus paid for the last full fiscal year prior to the effective date (the higher amount being defined as the “Recent Bonus”);

(c)	twice the sum of his highest base salary and the Recent Bonus; and

(d)	all amounts of compensation previously deferred (with accrued interest) and unpaid, and any accrued vacation pay.

In addition, the Company is obligated to continue the benefits provided for in the Retention Agreement for the remainder of the one-year employment period or such longer period as provided in any benefit plan. During the employment period, the Company is required to keep an indemnity agreement in full force and effect which the Company agrees to indemnify Employee under certain circumstances for expenses incurred in connection with claims made against Employee by reason of the fact that Employee is or was serving as an officer or director of the Company or of another entity at the request of the Company.

In the event that any payment under the Retention Agreement to or on behalf of Mr. Calver would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Calver will be entitled to receive an additional payment (a “gross-up payment”) such that after he pays all taxes imposed on the gross-up payment, he will retain an amount of the gross-up payment equal to the excise tax imposed on the payment(s) provided for under the agreement.

The term of the Retention Agreement is two years ending on January 10, 2008. However, the agreement provides for automatic two-year extensions unless at least 60 days prior to any renewal date the Company gives Mr. Calver notice of non-extension of the agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2005, the Board of Directors of the Company (the “Board”) elected James Calver a Director and appointed him President and Chief Executive Officer of the Company, subject to his acceptance of employment terms, all effective on January 16, 2006. The terms of Mr. Calver’s Employment Agreement are described in Item 1.01 above.

Since June 2005, Mr. Calver (38) has been engaged in private consulting. From March, 2004 until June, 2005, he was employed by Mellon Financial Corporation as Senior Vice President and Chief Marketing Officer of Mellon Human Resources and Investor Solutions. From August, 2002 to March, 2004 he worked for Gartner, Inc., a publicly-held global information and business services company, as Vice President of Consulting and Benchmarking. From April, 2001 to August, 2002 he served as President and Chief Executive Officer of XOSOFT, a privately-owned company specializing in data management outsourcing for large enterprise software applications. From 1997 to April, 2001 he served as President of Small Business Solutions and Vice President of Corporate Business Development at GE Capital.

Item 9.01(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 9, 2006, by and between Hooper Holmes, Inc. and James Calver

10.2	Employee Retention Agreement, dated as of January 11, 2006, by and between Hooper Holmes, Inc. and James Calver

10.3	News Release announcing the appointment of James Calver as President and Chief Executive Officer and a director of Hooper Holmes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President
and General Counsel

Date: January 13, 2006